Collegiate Pacific Schedules Q1 Earnings Release and Conference Call
DALLAS—(BUSINESS WIRE)—Nov. 4, 2004—Collegiate Pacific (AMEX:BOO)
today stated that it will release Q1 2005 Earnings on Tuesday, November 9 at
8:30 a.m. CST. The Company will host a conference call to discuss these results and future plans at 10:30 a.m. CST. Interested parties may access the call by dialing 800-659-2032, and entering participant code 26926864 at least five minutes prior to the scheduled start time.

Collegiate Pacific is the nation’s fastest-growing manufacturer and supplier of sports equipment primarily to the institutional markets. The Company offers more than 4,500 products to 65,000 existing customers.
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words
“believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,”
or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in
Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on
Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release.
Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.
 CONTACT: Collegiate Pacific, Dallas
Michael or Adam Blumenfeld, 972-243-0879
SOURCE: Collegiate Pacific